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                                                                    EXHIBIT 23.6


                              JAMES D. WOLFENSOHN
                                  INCORPORATED

                              599 LEXINGTON AVENUE
                           NEW YORK, NEW YORK  10022

                             PHONE: (212) 909-8100
                              FAX: (212) 909-8158


                                                          October 31, 1995


Board of Directors
The Chase Manhattan Corporation
One Chase Manhattan Plaza
New York, New York  10081

                 Re:      Joint Proxy Statement of
                          Chemical Banking Corporation and
                          The Chase Manhattan Corporation
                          and Registration Statement on
                          Form S-4 of Chemical Banking Corporation

Gentlemen and Madame:


                 We hereby consent to the use of our opinion letter dated October 31, 1995 to the Board of Directors of The Chase Manhattan
Corporation as Annex V to the Joint Proxy Statement referred to above included in the above mentioned Registration Statement and to the references therein to our opinion. In giving this consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "experts" as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.


                                        JAMES D. WOLFENSOHN INCORPORATED


                                    By: /s/ JAMES D. WOLFENSOHN INCORPORATED
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